Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of NewAlliance Bancshares, Inc. on Form S-8 of our report dated January 16, 2003 (December 11, 2003 as to Note 23 to such financial statements), appearing in the Registration Statement (No. 333-109266) of NewAlliance Bancshares, Inc.
on Form S-1 dated September 30, 2003, as amended on February 2, 2004.



/s/ DELOITTE & TOUCHE LLP


Hartford, Connecticut
March 25, 2004